                                                                                                    BEAR, STEARNS & CO. INC.
ATLANTA • BOSTON • CHICAGO
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO                                                          383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG                                                                         New York, N.Y. 10179
LONDON • PARIS • TOKYO                                                                 (212) 272-2000; (212) 272-7294   fax

New Issue Term Sheet

                                                             $552,959,038
                                                             (Approximate)
                                          Bear Stearns Structured Products Inc. Trust 2007-R8
                                                            Issuing Entity

                                                       EMC Mortgage Corporation
                                                                Sponsor

                                             Structured Asset Mortgage Investments II Inc.
                                                               Depositor

                                      Bear Stearns Structured Products Inc. Trust, Series 2007-R8

Bear, Stearns & Co. Inc.
Sole and Lead Underwriter

October 29, 2007

                                              STATEMENT REGARDING FREE WRITING PROSPECTUS

The Issuing  Entity has filed a  registration  statement  (including  a  prospectus)  with the SEC for the  offering to which this free writing prospectus  relates.  Before you invest,  you should read the prospectus in the registration  statement and other documents the depositor has filed with the SEC for more complete  information  about the depositor,  the Issuing  Entity and this  offering.  You may get these  documents for free by visiting EDGAR on the SEC website at  www.sec.gov.  Alternatively,  the depositor,  any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free  writing  prospectus  does not contain all  information  that is  required  to be  included  in the base  prospectus  and the
prospectus   supplement.   Please   click   here   http://www.bearstearns.com/prospectus/sami   or   visit   the   following   website:
www.bearstearns.com/prospectus/sami for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The  Information  in this free  writing  prospectus  supersedes  information  contained in any prior  similar  free writing  prospectus relating to these securities prior to the time of your commitment to purchase.

This free  writing  prospectus  is not an offer to sell or  solicitation  of an offer to buy these  securities  in any state where such offer, solicitation or sale is not permitted.

This  information in this free writing  prospectus is  preliminary,  and will be superseded by the  preliminary  prospectus.  This free writing  prospectus is being delivered to you solely to provide you with information  about the offering of the  Certificates  referred to in this free writing  prospectus  and to solicit an offer to purchase the  Certificates,  when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual  commitment by you to purchase any of the  Certificates until we have  accepted  your offer to purchase  Certificates.  We will not accept any offer by you to purchase  Certificates,  and you will not have any  contractual  commitment  to  purchase  any of the  Certificates  until  after  you  have  received  the  preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

 THE SECURITIES REFERRED TO IN THIS FREE WRITING PROSPECTUS ARE BEING OFFERED WHEN, AS AND IF ISSUED. OUR OBLIGATION TO SELL SECURITIES
 TO YOU IS CONDITIONED ON THE SECURITIES HAVING THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS. IF THAT CONDITION IS NOT
  SATISFIED, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR
   ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF
                                                             NON-DELIVERY.

                                                     SUMMARY TERMS OF BSSP 2007-R8

         The following summary is a very broad overview of the certificates and does not contain all of the information that you should consider in making your investment decision.  To understand all of the terms of the offered certificates, you should read carefully the prospectus supplement for BSSP 2007-R8, including the underlying offering documents relating to the underlying securities which are incorporated by reference and the entire accompanying prospectus.

Title of Series................................    Bear Stearns Structured Products Inc. Trust, Series 2007-R8.

Issuing Entity.................................    Bear  Stearns  Structured  Products  Inc.  Trust  2007-R8,  also referred to as the "trust" or "issuing  entity."  The  depositor will establish the trust pursuant to a pooling agreement,  dated as of October 31, 2007, between the depositor and the trustee.

Depositor......................................    Structured  Asset Mortgage  Investments II Inc., an affiliate of the underwriter.

Trustee........................................    Wells Fargo Bank, N.A.

Sponsor........................................    EMC Mortgage Corporation.

Seller.........................................    Bear, Stearns & Co. Inc.

Closing Date...................................    On or about October 31, 2007.

Distribution Dates.............................    Distributions  on the offered  certificates  will be made on the underlying distribution date, beginning in November 2007.

Offered Certificates...........................    The classes of offered  certificates,  their  pass-through rates
                                                    and  current   principal   amounts  and  the  applicable  group
                                                    designation are set forth in the table below.

                                                                Group I

                   Underlying                                                     Initial Rating         Designation
     Class       Certificates(1)   Pass-Through Rate  Initial Principal Amount      (S&P/Fitch)
    __________________________________________________________________________________________________________________
     I-A-1         BSAAT 2007-1    Variable Rate(2)         $118,996,690              AAA/AAA          Group I Senior
                   Class I-A-2
     I-A-2         BSAAT 2007-1    Variable Rate(2)         $13,575,578               AAA/AAA          Group I Senior
                   Class I-A-2                                                                             Support

                                                               Group II

                   Underlying                                                     Initial Rating         Designation
     Class       Certificates(1)   Pass-Through Rate  Initial Principal Amount      (S&P/Fitch)
    __________________________________________________________________________________________________________________
    II-A-1         BSAAT 2007-1    Variable Rate(2)         $41,942,285               AAA/AAA          Group II Senior
                   Class II-A-2
    II-A-2         BSAAT 2007-1    Variable Rate(2)          $4,921,221               AAA/AAA          Group II Senior
                   Class II-A-2                                                                            Support

                                                               Group III

                   Underlying       Pass-Through                                 Initial Rating         Designation
     Class       Certificates(1)         Rate        Initial Principal Amount      (S&P/Fitch)
    __________________________________________________________________________________________________________________
    III-A-1        BSAAT 2007-1    Variable Rate(2)         $53,951,748              AAA/AAA          Group III Senior
                  Class III-A-2
    III-A-2        BSAAT 2007-1    Variable Rate(2)         $9,863,896               AAA/AAA          Group III Senior
                  Class III-A-2                                                                           Support

                                                               Group IV

                   Underlying                                                    Initial Rating         Designation
   Class         Certificates(1)  Pass-Through Rate  Initial Principal Amount      (S&P/Fitch)
    __________________________________________________________________________________________________________________
    IV-A-1        SAMI 2007-AR7   Variable Rate(2)         $102,986,630              AAA/AAA          Group IV Senior
                  Class A-4(3)
    IV-A-2        SAMI 2007-AR7   Variable Rate(2)          $18,174,642              AAA/AAA          Group IV Senior
                  Class A-4(3)                                                                            Support

                                                                Group V

                   Underlying                                                    Initial Rating         Designation
   Class         Certificates(1)  Pass-Through Rate  Initial Principal Amount         (S&P)
    __________________________________________________________________________________________________________________
     V-A-1       BSABS 2007-AC3   Fixed Rate(2)(4)          $68,683,233                AAA             Group V Senior
                  Class A-1 and
                    Class A-2
     V-A-2       BSABS 2007-AC3   Fixed Rate(2)(4)          $11,677,239                AAA             Group V Senior
                  Class A-1 and                                                                           Support
                    Class A-2

                                                               Group VI

                   Underlying                                                    Initial Rating         Designation
   Class         Certificates(1)  Pass-Through Rate  Initial Principal Amount         (S&P)
    __________________________________________________________________________________________________________________
    VI-A-1       BSABS 2007-AC5   Fixed Rate(2)(5)          $96,158,814                AAA            Group VI Senior
                  Class A-5 and
                    Class A-6
    VI-A-2       BSABS 2007-AC5   Fixed Rate(2)(5)          $12,027,062                AAA            Group VI Senior
                  Class A-5 and                                                                           Support
                    Class A-6
________________

1. Each class of Underlying  Certificates is paid interest at a rate (the  "Underlying  Rate") based on (i) with respect to the Group I
Underlying  Certificates,  the Group II Underlying  Certificates,  the Group III  Underlying  Certificates  and the Group IV Underlying
Certificates,  the weighted  average of the net rates of the mortgage loans in the related  sub-group or sub-loan group ("WAC") minus a margin,  and (ii) with respect to the Group V Underlying  Certificates  and the Group VI Underlying  Certificates,  an adjustable  rate based on One-Month LIBOR (as defined in the applicable Underlying Offering Document).

         The  pass-through  rates of the  Group I  Underlying  Certificates,  the  Group II  Underlying  Certificates,  the  Group  III
Underlying Certificates and the Group IV Underlying Certificates are specified in the table below:

__________________________________________________________________________________________________________________________________
  Offered Class       Underlying Certificates          Underlying Rate up to and          Underlying Rate         Step-Up Date
                                                        including Step-Up Date           after Step-Up Date
                                                              (per annum)                   (per annum)

__________________________________________________________________________________________________________________________________
   I-A-1; I-A-2       BSAAT 2007-1 Class I-A-2             WAC minus 0.541%                     WAC               May 25, 2012
__________________________________________________________________________________________________________________________________
  II-A-1; II-A-2     BSAAT 2007-1 Class II-A-2             WAC minus 0.321%                     WAC              June 25, 2014
__________________________________________________________________________________________________________________________________
 III-A-1; III-A-2    BSAAT 2007-1 Class III-A-2            WAC minus 0.698%                     WAC              July 25, 2017
__________________________________________________________________________________________________________________________________
  IV-A-1; IV-A-2      SAMI 2007-AR7 Class A-4,             WAC minus 0.928%                     WAC            September 25, 2012
                          I-A-3 Component
__________________________________________________________________________________________________________________________________
  IV-A-1; IV-A-2      SAMI 2007-AR7 Class A-4,             WAC minus 1.012%                     WAC             October 25, 2012
                          II-A-2 Component
__________________________________________________________________________________________________________________________________

         The pass-through  rates of the Group V Underlying  Certificates and the Group VI Underlying  Certificates are specified in the table below:

__________________________________________________________________________________________________________________________________
  Offered Class       Underlying Certificates          Underlying Rate up to and         Underlying Rate after    First Optional
                                                        including first related         first related Optional      Termination
                                                       Optional Termination Date           Termination Date            Date
                                                              (per annum)                     (per annum)

__________________________________________________________________________________________________________________________________
   V-A-1; V-A-2       BSABS 2007-AC3 Class A-1     One-Month LIBOR plus 0.400%, with      Same Rate as Prior            N/A
                                                    a maximum rate of 6.500% and a
                                                        minimum rate of 0.400%*
__________________________________________________________________________________________________________________________________
   V-A-1; V-A-2       BSABS 2007-AC3 Class A-2    6.100% minus One-Month LIBOR, with    6.600% minus One-Month       See BSABS
                                                    a maximum rate of 6.100% and a       LIBOR, with a maximum       2007-AC3
                                                        minimum rate of 0.000%*          rate of 6.600% and a       Underlying
                                                                                        minimum rate of 0.500%*      Offering
                                                                                                                     Document

__________________________________________________________________________________________________________________________________
  VI-A-1; VI-A-2      BSABS 2007-AC5 Class A-5     One-Month LIBOR plus 0.450%, with      Same Rate as Prior            NA
                                                    a maximum rate of 7.000% and a
                                                        minimum rate of 0.450%
__________________________________________________________________________________________________________________________________
  VI-A-1; VI-A-2      BSABS 2007-AC5 Class A-6       6.550% minus One-Month LIBOR,        Same Rate as Prior            NA
                                                   with a maximum rate of 6.550% and
                                                       a minimum rate of 0.000%
__________________________________________________________________________________________________________________________________

* The  combined  pass-through  rate on the Group V  Underlying  Certificates  is subject to an interest  rate cap equal to the weighted average of the net mortgage rates on the related  underlying  mortgages  loans as described in the BSABS 2007-AC3  Underlying  Offering
Document.

2. Each  class of  offered  certificates  will  bear  interest  at a rate  equal to the  pass-through  rate on the  related  Underlying
Certificates or, in the case of the Group V Certificates and the Group VI Certificates,  the combined  pass-through rate on the related classes of Underlying  Certificates.  The pass-through rates and the initial  pass-through rates for each class of offered certificates is set forth in the table below:

____________________________________________________________________________
  Offered Class          Pass-Through Rate        Initial Pass-Through Rate
                                                  (as of the Closing Date)
____________________________________________________________________________
      I-A-1               Underlying Rate                 6.27871%
____________________________________________________________________________
      I-A-2               Underlying Rate                 6.27871%
____________________________________________________________________________
     II-A-1               Underlying Rate                 6.41317%
____________________________________________________________________________
     II-A-2               Underlying Rate                 6.41317%
____________________________________________________________________________
     III-A-1              Underlying Rate                 5.96759%
____________________________________________________________________________
     III-A-2              Underlying Rate                 5.96759%
____________________________________________________________________________
     IV-A-1               Underlying Rate                 6.35022%
____________________________________________________________________________
     IV-A-2               Underlying Rate                 6.35022%
____________________________________________________________________________
      V-A-1               Underlying Rate                 6.50000%
____________________________________________________________________________
      V-A-2               Underlying Rate                 6.50000%
____________________________________________________________________________
     VI-A-1               Underlying Rate                 7.00000%
____________________________________________________________________________
     VI-A-2               Underlying Rate                 7.00000%
____________________________________________________________________________

3. The SAMI 2007-AR7  Class A-4  Certificates  are  comprised of two  components,  the I-A-3  Component  and the II-A-2  Component,  as
further described herein and in the SAMI 2007-AR7 Underlying Offering Document.

4. The BSABS 2007-AC3 Class A-1 Certificates and BSABS 2007-AC3 Class A-2 Certificates  will  collectively  represent the equivalent of an assumed  certificate with a certificate  principal  balance equal to the certificate  principal  balance of the BSABS 2007-AC3 Class
A-1 Certificates  and a fixed  pass-through  rate of 6.500% per annum, or after the first Optional  Termination Date (as defined in the
BSABS 2007-AC3  Underlying Offering Document) for the BSABS 2007-AC3  Underlying  Certificates,  7.000% per annum, in each case subject to an  interest  rate cap equal to the  weighted  average  of the net  mortgage  rates on the  related  underlying  mortgages  loans as described in the BSABS 2007-AC3  Underlying  Offering Document.  In addition,  the Class V Certificates will not be entitled to receive any Additional Class A-1 Interest Amounts (for use herein, as defined in the BSABS 2007-AC3  Underlying  Offering Document) received on the BSABS 2007-AC3  Underlying  Certificates;  instead all such amounts shall be paid to the holders of the Class V-A-3 Certificates as described herein.

5. The BSABS 2007-AC5 Class A-5 Certificates and BSABS 2007-AC5 Class A-6 Certificates  will  collectively  represent the equivalent of an assumed  certificate with a certificate  principal  balance equal to the certificate  principal  balance of the BSABS 2007-AC5 Class
A-5 Certificates and a fixed pass-through rate of 7.000% per annum.

Pass-Through Rates.............................     The  pass-through  rate for each  class of  offered  certificates
                                                    (other   than  the  Group  VI   Certificates)   may  change  from
                                                    distribution  date to distribution  date. The pass-through  rates for such classes will  therefore be adjusted on a monthly  basis.
                                                    Investors  will be notified  of a  pass-through  rate  adjustment
                                                    through  the  monthly  distribution   reports.  The  pass-through
                                                    rates on each class of offered certificates are as follows:

                                                    The  Group  I  Certificates  will  bear  interest  at a  variable pass-through  rate equal to the pass-through  rate on the Group I
                                                    Underlying Certificates.

                                                    The  Group II  Certificates  will  bear  interest  at a  variable pass-through  rate equal to the pass-through rate on the Group II
                                                    Underlying Certificates.

                                                    The  Group III  Certificates  will bear  interest  at a  variable pass-through  rate  equal to the  pass-through  rate on the Group
                                                    III Underlying Certificates.

                                                    The  Group IV  Certificates  will  bear  interest  at a  variable pass-through  rate equal to the pass-through rate on the Group IV
                                                    Underlying Certificates.

                                                    The  Group  V   Certificates   will  bear  interest  at  a  fixed
                                                    pass-through rate equal to the combined  pass-through rate on the
                                                    Group V  Underlying  Certificates,  which is expected to equal to
                                                    6.500% per annum initially,  and 7.000% per annum after the first
                                                    Optional  Termination  Date. The Group V Certificates are subject to an interest rate cap described  above and will not be entitled to receive any Additional Class A-1 Interest Amounts.

                                                    The  Group  VI  Certificates   will  bear  interest  at  a  fixed
                                                    pass-through rate equal to the combined  pass-through rate on the
                                                    Group VI Underlying  Certificates,  which will be equal to 7.000%
                                                    per annum.

                                                    The Class V-A-3  Certificates  and the Class R Certificates  will not have pass-through rates and are not offered hereby.

Interest Accrual Period........................     Interest  will  accrue  on each  class  of  offered  certificates during each one-month  period ending on the last day of the month preceding the month in which each distribution  date occurs.  The initial  interest accrual period will be deemed to have commenced on the cut-off date for the offered certificates.

Cut-off Date...................................     October 1, 2007.

Record Date....................................     For the first  distribution  date,  the closing date, and for any distribution date thereafter,  the last business day of the month preceding the month in which such distribution date occurs.
Denominations..................................     The offered certificates will be issued in minimum  denominations of $100,000 and increments of $1.00 in excess thereof.

Registration of the Offered Certificates.......     The issuing entity will issue the offered certificates  initially in book-entry form.  Persons  acquiring  interests in the offered certificates  will hold their  beneficial  interests  through The
                                                    Depository  Trust  Company  in the United  States or  Clearstream
                                                    Banking, société anonyme or Euroclear in Europe.

The Underlying Certificates and the Underlying      The  assets  of the  trust  consist  of six  separate  collateral
Mortgage Loans.................................     groups  (each  referred to herein as a "Group" ). The  collateral relating  to  Group I will  consist  of the  Group  I  Underlying
                                                    Certificates  consisting  of the  underlying  BSAAT  2007-1 Class
                                                    I-A-2  Certificates.  The  collateral  relating  to Group II will consist of the Group II  Underlying  Certificates  consisting  of the  underlying  BSAAT  2007-1  Class  II-A-2  Certificates.  The collateral  relating  to Group III will  consist of the Group III
                                                    Underlying   Certificates  consisting  of  the  underlying  BSAAT
                                                    2007-1 Class III-A-2  Certificates.  The  collateral  relating to
                                                    Group IV will  consist  of the  Group IV  Underlying  Certificate
                                                    consisting   of  the   underlying   SAMI   2007-AR7   Class   A-4
                                                    Certificates.  The  collateral  relating to Group V will  consist
                                                    of  the  Group  V  Underlying   Certificates  consisting  of  the
                                                    underlying  BSABS 2007-AC3 Class A-1  Certificates  and Class A-2
                                                    Certificates.  The  collateral  relating to Group VI will consist of  the  Group  VI  Underlying  Certificates  consisting  of  the underlying  BSABS 2007-AC5 Class A-5  Certificates  and Class A-6
                                                    Certificates.

                                                    Payments on the Underlying  Certificates will only be paid to the offered  certificates  of the related Group. No holder of offered
                                                    certificates   will  be  entitled   to  payments  on   Underlying
                                                    Certificates relating to another Group.
                                                    Certain  information with respect to the Underlying  Certificates is set forth below.

                                                 BSAAT 2007-1 Underlying Certificates

                  Offered        Initial        Principal
  Underlying     Certificate    Principal       Balance in    Pass-Throug  Principal    Interest     Initial Rating
 Certificates       Group        Balance          Trust          Rate        Type         Type        (S&P/Fitch)
______________________________________________________________________________________________________________________
     I-A-2         Group I     $135,776,000    $132,572,268      (1)       Sub-Group    Variable        AAA/AAA
                                                                           I Senior       Rate
                                                                            Support
    II-A-2        Group II     $49,219,000     $46,863,506       (1)       Sub-Group    Variable        AAA/AAA
                                                                           II Senior      Rate
                                                                            Support
    III-A-2       Group III    $65,765,000     $63,815,644       (1)       Sub-Group    Variable        AAA/AAA
                                                                          III Senior      Rate
                                                                            Support
____________
1. The  pass-through  rates of the BSAAT  2007-1  Underlying  Certificates  are  described  in detail  in the BSAAT  2007-1  Underlying
Offering Document.

                                                 SAMI 2007-AR7 Underlying Certificates

                             Applicable
                Offered      Portion of
                Certificate    Initial       Principal
 Underlying       Group       Principal      Balance in    Pass-Throug Principal   Interest    Initial Rating
 Certificates                  Balance         Trust          Rate        Type        Type       (S&P/Fitch)
______________________________________________________________________________________________________________________
     A-4         Group IV   $120,917,000    $121,161,272      (2)      Sub-Loan    Variable        AAA/AAA
                                                                       Group          Rate
                                                                       I/II
                                                                       Senior
                                                                        Support
____________
2. The  pass-through  rates of the SAMI  2007-AR7  Underlying  Certificates  are  described in detail in the SAMI  2007-AR7  Underlying
Offering Document.

                                                BSABS 2007-AC3 Underlying Certificates

                Offered        Initial       Principal
 Underlying     Certificate   Principal      Balance in    Pass-Throug Principal   Interest    Initial Rating
 Certificates     Group        Balance         Trust          Rate        Type        Type      (S&P/Moody's)
______________________________________________________________________________________________________________________
     A-1         Group V     $88,500,000    $80,360,472       (3)        Senior    Variable        AAA/Aaa
                                                                                      Rate
     A-2         Group V      Notional        Notional        (3)      Senior      Variable        AAA/Aaa
                                                                       Interest       Rate
                                                                          Only
____________
3. The  pass-through  rates of the BSABS 2007-AC3  Underlying  Certificates  are described in detail in the BSABS  2007-AC3  Underlying
Offering Document.

                                                BSABS 2007-AC5 Underlying Certificates

                             Applicable
                Offered      Portion of
                Certificate    Initial       Principal
 Underlying       Group       Principal      Balance in    Pass-Throug Principal   Interest    Initial Rating
 Certificates                  Balance         Trust          Rate        Type        Type      (S&P/Moody's)
______________________________________________________________________________________________________________________
     A-5         Group VI   $112,530,000    $108,185,876      (4)      Subgroup    Variable        AAA/Aaa
                                                                        2 Senior      Rate
     A-6         Group VI     Notional        Notional        (4)      Subgroup    Variable        AAA/Aaa
                                                                       2              Rate
                                                                       Interest-only
____________
4. The  pass-through  rates of the BSABS 2007-AC5  Underlying  Certificates  are described in detail in the BSABS  2007-AC5  Underlying
Offering Document.

                                                    The   Group   I   Underlying   Certificates   are   entitled   to
                                                    distributions  with  respect to the  mortgage  loans  included in
                                                    Sub-Group I of the Bear  Stearns  ALT-A Trust II,  Series  2007-1
                                                    (the "BSAAT 2007-1  Underlying  Trust").  The Group II Underlying
                                                    Certificates  are entitled to  distributions  with respect to the mortgage  loans  included  in  Sub-Group  II of the BSAAT  2007-1
                                                    Underlying  Trust.  The Group  III  Underlying  Certificates  are
                                                    entitled to  distributions  with  respect to the  mortgage  loans included in Sub-Group III of the BSAAT 2007-1  Underlying  Trust.
                                                    The   Group  IV   Underlying   Certificates   are   entitled   to
                                                    distributions  with  respect to the  mortgage  loans  included in
                                                    Sub-Loan Group I and Sub-Loan  Group II of the  Structured  Asset
                                                    Mortgage  Investments  II  Trust  2007-AR7  (the  "SAMI  2007-AR7
                                                    Underlying  Trust").  The  Group V  Underlying  Certificates  are
                                                    entitled to  distributions  with  respect to the  mortgage  loans included in the Bear  Stearns  Asset  Backed  Securities  I Trust
                                                    2007-AC3 (the "BSABS 2007-AC3  Underlying  Trust").  The Group VI
                                                    Underlying   Certificates  are  entitled  to  distributions  with
                                                    respect to the mortgage  loans included in Subgroup 2 of the Bear
                                                    Stearns  Asset  Backed  Securities I Trust  2007-AC5  (the "BSABS
                                                    2007-AC5  Underlying  Trust" and,  together with the BSAAT 2007-1
                                                    Underlying  Trust,  the SAMI  2007-AR7  Underlying  Trust and the
                                                    BSABS 2007-AC3 Underlying Trust, the "Underlying Trusts").

Payments on Offered Certificates...............     Payments on the offered  certificates  will be made to the extent of funds  available from the related  Underlying  Certificates in accordance with the following:

                                                    Interest  Payments.  As a  certificateholder,  you will generally be entitled to receive on each  distribution date interest on the offered  certificates  you hold,  which  will  accrue  during the preceding interest accrual period in an amount equal to:

                                                    o        1/12th

                                                             multiplied by

                                                    o        the  applicable   pass-through   rate  for  the  offered
                                                    certificates

                                                             multiplied by

                                                    o        the  current  principal  amount of the  related  offered
                                                    certificates immediately prior to that distribution date.
                                                    Interest  will be  calculated  on the  basis  of a  360-day  year comprised of twelve 30-day months.

                                                    Principal  Payments.  Principal  distributions  received  on  the
                                                    Underlying  Certificates  will  be paid  to the  related  offered
                                                    certificates   (as   applicable)   as   described   herein  under
                                                    "Description  of the  Offered  Certificates-Distributions  on the
                                                    Offered Certificates."

Credit Enhancement.............................     The credit  enhancement  provided  for the benefit of the holders of the Class I-A-1,  Class II-A-1,  Class III-A-1,  Class IV-A-1,
                                                    Class   V-A-1  and  Class   VI-A-1   Certificates   consists   of
                                                    subordination as described herein.

Final Distribution Date........................     The final distribution date for the offered  certificates related to Group I is in  September  2047,  which is the latest  possible distribution  date for the Group I Underlying  Certificates.  The final distribution date for the offered  certificates  related to
                                                    Group  II is in  September  2047,  which is the  latest  possible distribution date for the Group II Underlying  Certificates.  The final distribution date for the offered  certificates  related to
                                                    Group III is in  September  2047,  which is the  latest  possible distribution  date for the  Group  III  Underlying  Certificates.
                                                    The final distribution date for the offered  certificates related to Group IV is in  October  2037,  which is the  latest  possible distribution date for the Group IV Underlying  Certificates.  The final distribution date for the offered  certificates  related to
                                                    Group  V  is  in  April  2037,   which  is  the  latest  possible
                                                    distribution  date for the Group V Underlying  Certificates.  The final distribution date for the offered  certificates  related to
                                                    Group  VI  is  in  July  2037,   which  is  the  latest  possible
                                                    distribution date for the Group VI Underlying Certificates.

Federal Income Tax Considerations..............     For federal  income tax purposes,  one or more  elections will be made  to  treat  the  portion  of  the  trust  consisting  of the
                                                    Underlying   Certificates   (excluding  the  Group  V  Underlying
                                                    Certificates)  as one or more  real  estate  mortgage  investment conduits.

                                                    For  federal  income  tax  purposes,  the  portion  of the  trust consisting  of  the  Group  V  Underlying  Certificates  will  be classified as one or more grantor  trusts under subpart E, part I of  subchapter  J of chapter 1 of the  Internal  Revenue  Code of
                                                    1986,  as  amended,  and  not as a  publicly  traded  partnership
                                                    treated  as  a   corporation,   an   association   taxable  as  a
                                                    corporation or a taxable mortgage pool.

ERISA Considerations...........................     Fiduciaries  of employee  benefit plans subject to Title I of the
                                                    Employee  Retirement  Income  Security  Act of 1974,  as  amended
                                                    ("ERISA"),   should  consider  the  ERISA  fiduciary   investment
                                                    standards  before  authorizing  an  investment  by a plan  in the
                                                    offered  certificates.  In  addition,   fiduciaries  of  employee
                                                    benefit  plans  or  other   retirement   arrangements   (such  as
                                                    individual  retirement accounts or certain Keogh plans) which are subject to Title I of ERISA,  and/or Section 4975 of the Code, as
                                                    well  as any  entity,  including  an  insurance  company  general account,  whose  underlying  assets include plan assets by reason of a plan or  account  investing  in such  entity  (collectively,
                                                    "Plan(s)"),  should consult with their legal counsel to determine whether an investment in the offered  certificates will cause the assets  of the  trust  ("Trust  Assets")  to be  considered  plan assets  pursuant  to the plan asset  regulations  set forth in 29
                                                    C.F.R.  §  2510.3-101,  as  modified  by Section  3(42) of ERISA, thereby  subjecting the Plan to the prohibited  transaction rules with  respect  to  the  Trust  Assets  and  the  trustee  to  the fiduciary  investment standards of ERISA, or cause the excise tax provisions  of  Section  4975 of the Code to  apply to the  Trust
                                                    Assets,  unless some statutory  exemption or exemption granted by the U.S.  Department of Labor ("DOL") applies to the acquisition, holding and transfer of the offered certificates.

Ratings........................................     The issuing  entity will issue the offered  certificates  only if each  class of  offered  certificates  receives  both a rating of
                                                    "AAA" from Standard & Poor's Rating  Services,  a division of The
                                                    McGraw-Hill  Companies,  Inc.,  which is  referred  to  herein as
                                                    "S&P",  and, except in the case of the Class V-A-1,  Class V-A-2,
                                                    Class  VI-A-1 and Class  VI-A-2  Certificates,  a rating of "AAA"
                                                    from Fitch Ratings,  which is referred to herein as "Fitch".  The
                                                    Class  V-A-1,   Class  V-A-2,   Class  VI-A-1  and  Class  VI-A-2
                                                    Certificates will not be rated by Fitch.

                                                    You  should  evaluate  the  ratings of the  offered  certificates
                                                    independently   from   similar   ratings   on   other   types  of
                                                    securities.  A rating  is not a  recommendation  to buy,  sell or hold  securities.  Each rating  agency may revise or withdraw its rating at any time.

Legal Investment...............................     The  offered   certificates  will  constitute  "mortgage  related
                                                    securities"  for  purposes  of  the  Secondary   Mortgage  Market
                                                    Enhancement  Act of 1984,  as  amended,  so long as a  nationally recognized  statistical  rating  organization  rates the  offered certificates in one of the two highest rating categories.
Available Funds

         "Available  Funds"  with  respect  to each  Group,  will  be an  amount  equal  to the  aggregate  of the  following  (without duplication):

         o    all  previously  undistributed  payments  on account of  principal  and  interest  received  with  respect to the related
              Underlying  Certificates  (not  including,  with respect to the Group V Certificates,  any Additional  Class A-1 Interest
              Amounts received on the Group V Underlying Certificates), and

         o    the payment received with respect to an optional  redemption of the related Underlying  Certificates in connection with a purchase of the related  underlying  mortgage loans by the sponsor or its designee under the related  underlying  pooling and servicing agreement.

Distributions on the Offered Certificates

         On each  Distribution  Date,  the trustee will withdraw the Available  Funds for each Group from the  Certificate  Account and apply them to pay to the related  offered  certificates  as set forth  below.  The  "Distribution  Dates"  with  respect to the offered certificates  will occur on the Underlying  Distribution  Dates,  beginning in November 2007. The "Underlying  Distribution  Date" with respect  to each  Underlying  Certificate  occurs on the 25th day of each  month,  or, if such day is not a business  day,  on the next succeeding business day.

         i.  With respect to Group I:

                  (A) from  amounts in  respect  of  interest  received  on the Group I  Underlying  Certificates,  to the Class  I-A-1
Certificates  and Class I-A-2  Certificates,  on a pro rata basis,  interest accrued on such  certificates  during the related interest accrual period for that  Distribution  Date at the applicable  pass-through  rate on the Current  Principal Amount of such certificates immediately prior to that Distribution Date;

                  (B) from amounts in respect of Scheduled Principal received on the Group I Underlying Certificates:

                                    (i) if a Trigger  Event is not in  effect,  to the Class  I-A-1  Certificates  and the Class  I-A-2
                  Certificates,  on a pro  rata  basis,  a  distribution,  in  reduction  of  the  Current  Principal  Amount  of  such certificates, until the Current Principal Amount of each such class has been reduced to zero; or

                                    (ii) if a  Trigger  Event is in  effect,  to the  Class  I-A-1  Certificates  and the  Class  I-A-2
                  Certificates,  sequentially,  in that order, a  distribution,  in reduction of the Current  Principal  Amount of such certificates, until the Current Principal Amount of each such class has been reduced to zero; and

                  (C) from amounts in respect of Unscheduled Principal received on the Group I Underlying Certificates:

                                    (i) prior to the  related  Stepdown  Date or if a Trigger  Event is in effect,  to the Class  I-A-1
                  Certificates  and the Class I-A-2  Certificates,  sequentially,  in that order, a  distribution,  in reduction of the
                  Current  Principal  Amount of such  certificates,  until the  Current  Principal  Amount of each such  class has been reduced to zero; or

                                    (ii) on or after the related  Stepdown Date and if a Trigger  Event is not in effect,  to the Class
                  I-A-2 Certificates,  in an amount equal to the Class I-A-2 Principal Distribution Amount, in reduction of the Current
                  Principal Amount of such  certificates,  until the Current  Principal Amount of such certificates has been reduced to zero, and then a distribution to the Class I-A-1 Certificates of any remaining  Unscheduled Principal received on the
                  Group I Underlying  Certificates,  in  reduction  of the Current  Principal  Amount of such  certificates,  until the
                  Current Principal Amount of such certificates has been reduced to zero.

         ii.  With respect to Group II:

                  (A) to the Class II-A-1 Certificates and Class II-A-2  Certificates,  on a pro rata basis, from amounts in respect of interest received on the Group II Underlying  Certificates,  interest accrued on such certificates  during the related interest accrual period  for  that  Distribution  Date at the  applicable  pass-through  rate  on the  Current  Principal  Amount  of such  certificates immediately prior to that Distribution Date;

                  (B) from amounts in respect of Scheduled Principal received on the Group II Underlying Certificates:

                                    (i) if a Trigger  Event is not in effect,  to the Class  II-A-1  Certificates  and the Class II-A-2
                  Certificates,  on a pro  rata  basis,  a  distribution,  in  reduction  of  the  Current  Principal  Amount  of  such certificates, until the Current Principal Amount of each such class has been reduced to zero; or

                                    (ii) if a  Trigger  Event is in  effect,  to the Class  II-A-1  Certificates  and the Class  II-A-2
                  Certificates,  sequentially,  in that order, a  distribution,  in reduction of the Current  Principal  Amount of such certificates, until the Current Principal Amount of each such class has been reduced to zero; and

                  (C) from amounts in respect of Unscheduled Principal received on the Group II Underlying Certificates:

                                    (i) prior to the related  Stepdown  Date or if a Trigger  Event is in effect,  to the Class  II-A-1
                  Certificates  and the Class II-A-2  Certificates,  sequentially,  in that order, a distribution,  in reduction of the
                  Current  Principal  Amount of such  certificates,  until the  Current  Principal  Amount of each such  class has been reduced to zero; or

                                    (ii) on or after the related  Stepdown Date and if a Trigger  Event is not in effect,  to the Class
                  II-A-2  Certificates,  in an amount  equal to the Class II-A-2  Principal  Distribution  Amount,  in reduction of the
                  Current  Principal Amount of such  certificates,  until the Current  Principal  Amount of such  certificates has been reduced to zero, and then a distribution  to the Class II-A-1  Certificates  of any remaining  Unscheduled  Principal received on the Group II Underlying Certificates,  in reduction of the Current Principal Amount of such certificates, until the Current Principal Amount of such certificates has been reduced to zero.

         iii.  With respect to Group III:

                  (A) to the Class III-A-1  Certificates and Class III-A-2  Certificates,  on a pro rata basis, from amounts in respect of interest  received on the Group III Underlying  Certificates,  interest  accrued on such  certificates  during the related  interest accrual period for that  Distribution  Date at the applicable  pass-through  rate on the Current  Principal Amount of such certificates immediately prior to that Distribution Date;

                  (B) from amounts in respect of Scheduled Principal received on the Group III Underlying Certificates:

                                    (i) if a Trigger Event is not in effect,  to the Class III-A-1  Certificates  and the Class III-A-2
                  Certificates,  on a pro  rata  basis,  a  distribution,  in  reduction  of  the  Current  Principal  Amount  of  such certificates, until the Current Principal Amount of each such class has been reduced to zero; or

                                    (ii) if a Trigger  Event is in effect,  to the Class  III-A-1  Certificates  and the Class  III-A-2
                  Certificates,  sequentially,  in that order, a  distribution,  in reduction of the Current  Principal  Amount of such certificates, until the Current Principal Amount of each such class has been reduced to zero; and

                  (C) from amounts in respect of Unscheduled Principal received on the Group III Underlying Certificates:

                                    (i) prior to the related  Stepdown  Date or if a Trigger  Event is in effect,  to the Class III-A-1
                  Certificates and the Class III-A-2  Certificates,  sequentially,  in that order, a distribution,  in reduction of the
                  Current  Principal  Amount of such  certificates,  until the  Current  Principal  Amount of each such  class has been reduced to zero; or

                                    (ii) on or after the related  Stepdown Date and if a Trigger  Event is not in effect,  to the Class
                  III-A-2  Certificates,  in an amount equal to the Class III-A-2  Principal  Distribution  Amount, in reduction of the
                  Current  Principal Amount of such  certificates,  until the Current  Principal  Amount of such  certificates has been reduced to zero, and then a distribution  to the Class III-A-1  Certificates of any remaining  Unscheduled  Principal received  on the  Group  III  Underlying  Certificates,  in  reduction  of  the  Current  Principal  Amount  of  such certificates, until the Current Principal Amount of such certificates has been reduced to zero.

         iv.  With respect to Group IV:

                   (A) to the Class IV-A-1 Certificates and Class IV-A-2  Certificates,  on a pro rata basis, from amounts in respect of interest received on the Group IV Underlying  Certificates,  interest accrued on such certificates  during the related interest accrual period  for  that  Distribution  Date at the  applicable  pass-through  rate  on the  Current  Principal  Amount  of such  certificates immediately prior to that Distribution Date;

                   (B) from amounts in respect of Scheduled Principal received on the Group IV Underlying Certificates:

                                    (i) if a Trigger  Event is not in effect,  to the Class  IV-A-1  Certificates  and the Class IV-A-2
                  Certificates,  on a pro  rata  basis,  a  distribution,  in  reduction  of  the  Current  Principal  Amount  of  such certificates, until the Current Principal Amount of each such class has been reduced to zero; or

                                    (ii) if a  Trigger  Event is in  effect,  to the Class  IV-A-1  Certificates  and the Class  IV-A-2
                  Certificates,  sequentially,  in that order, a  distribution,  in reduction of the Current  Principal  Amount of such certificates, until the Current Principal Amount of each such class has been reduced to zero; and

                  (C) from amounts in respect of Unscheduled Principal received on the Group IV Underlying Certificates:

                                    (i) prior to the related  Stepdown  Date or if a Trigger  Event is in effect,  to the Class  IV-A-1
                  Certificates  and the Class IV-A-2  Certificates,  sequentially,  in that order, a distribution,  in reduction of the
                  Current  Principal  Amount of such  certificates,  until the  Current  Principal  Amount of each such  class has been reduced to zero; or

                                    (ii) on or after the related  Stepdown Date and if a Trigger  Event is not in effect,  to the Class
                  IV-A-2 Certificates,  an amount equal to the Class IV-A-2 Principal  Distribution Amount, in reduction of the Current
                  Principal Amount of such  certificates,  until the Current  Principal Amount of such certificates has been reduced to zero, and then a distribution to the Class IV-A-1  Certificates of any remaining  Unscheduled  Principal  received on the Group IV Underlying  Certificates,  in reduction of the Current Principal Amount of such certificates,  until the
                  Current Principal Amount of such certificates has been reduced to zero.

         v.  With respect to Group V, in the following order of priority:

                  (A)      to the Class V-A-1  Certificates,  from the Class V-A-1  Percentage  of Group V Underlying  Interest,  in an
amount equal to the Class V-A-1 Interest  Distribution  Amount;  and if such Class V-A-1  Percentage of Group V Underlying  Interest is
insufficient,  from the Class V-A-2  Percentage of Group V Underlying  Interest,  and if such amounts are insufficient,  from the Class
V-A-2 Percentage of amounts in respect of principal received on the Group V Underlying Certificates;

                  (B)      to the Class V-A-1  Certificates,  from the Class V-A-1  Percentage  of the amounts in respect of  principal received on the Group V Underlying  Certificates,  in an amount equal to the Class V-A-1  Principal  Distribution  Amount;  and if such
Class V-A-1 Percentage of amounts in respect of principal  received on the Group V Underlying  Certificates is  insufficient,  from the
Class V-A-2  Percentage  of amounts in respect of principal  received on the Group V Underlying  Certificates,  and if such amounts are insufficient, from the Group V Underlying Interest (as such amounts have been reduced as described in clause (v)(A) above);

                  (C)      to the Class V-A-2  Certificates,  from the Class V-A-2  Percentage of Group V Underlying  Interest (as such amounts  may have been  reduced as  described  in  clauses  (v)(A)  and (v)(B)  above),  an amount  equal to the Class  V-A-2  Interest
Distribution Amount; and

                  (D)      to the Class  V-A-2  Certificates,  from the Class  V-A-2  Percentage  of amounts  in  respect of  principal received  on the Group V  Underlying  Certificates  (as such amount may have been  reduced as  described  in clauses  (v)(A) and (v)(B)
above), in an amount equal to the Class V-A-2 Principal  Distribution  Amount; and if such Class V-A-2 Percentage of amounts in respect of principal  received on the Group V Underlying  Certificates is insufficient,  from the Group V Underlying  Interest (as such amounts have been or may have been reduced as described in clauses (v)(A), (v)(B) and (v)(C) above).

         On each Distribution  Date, the Class V-A-3  Certificates will be entitled to receive any Additional Class A-1 Interest Amount received in respect of the Group V Underlying Certificates.  Such amounts will not be available to any other class of certificates.

         vi.  With respect to Group VI:

                  (A) from  amounts in respect of  interest  received  on the Group VI  Underlying  Certificates,  to the Class  VI-A-1
Certificates and Class VI-A-2  Certificates,  on a pro rata basis,  interest accrued on such  certificates  during the related interest accrual period for that  Distribution  Date at the applicable  pass-through  rate on the Current  Principal Amount of such certificates immediately prior to that Distribution Date; and

                  (B) from  amounts in respect of  principal  received on the Group VI  Underlying  Certificates,  to the Class  VI-A-1
Certificates and Class VI-A-2 Certificates,  on a pro rata basis, a distribution,  in reduction of the Current Principal Amount of such certificates, until the Current Principal Amount of such certificates has been reduced to zero.

         For use herein, the following terms shall have the following meanings:

         The "Class I-A-2 Principal  Distribution  Amount" will equal (A) with respect to any Distribution  Date on which the aggregate stated  principal  balance of the related  underlying  mortgage loans as of the beginning of the related due period is less than 50% of the original  aggregate stated principal balance of the related  underlying  mortgage loans as of the related  underlying cut-off date,
(i) prior to the Distribution Date in September 2010 and if the Current  Principal  Balance of the Class I-A-1  Certificates is greater than zero,  50% of the Class I-A-2 Pro-rata Share of  Unscheduled  Principal for Group I as of such  Distribution  Date and (ii) on and after the Distribution  Date in September 2010 or if the Current  Principal  Amount of the Class I-A-1  Certificates is zero, the Class
I-A-2 Pro-rata Share of Unscheduled  Principal for Group I as of such  Distribution  Date, or (B) with respect to any Distribution Date on which the  aggregate  stated  principal  balance of the related  underlying  mortgage  loans as of the  beginning of the related due period is at least 50% of the original  aggregate stated principal balance of the related  underlying  mortgage loans as of the related underlying cut-off date and the Current Principal Amount of the Class I-A-1 Certificates is greater than zero, $0.

         The "Class I-A-2 Pro-rata Share" as of any Distribution  Date is a fraction,  the numerator of which is the Current  Principal
Amount of the Class I-A-2  Certificates as of such  Distribution  Date and the denominator of which is the aggregate  Current Principal
Amounts of the Class I-A-1 Certificates and the Class I-A-2 Certificates as of such Distribution Date.

         The "Class II-A-2 Principal  Distribution  Amount" will equal (A) with respect to any Distribution Date on which the aggregate stated  principal  balance of the related  underlying  mortgage loans as of the beginning of the related due period is less than 50% of the original  aggregate stated principal balance of the related  underlying  mortgage loans as of the related  underlying cut-off date,
(i) prior to the Distribution Date in September 2010 and if the Current  Principal Balance of the Class II-A-1  Certificates is greater than zero, 50% of the Class II-A-2 Pro-rata Share of Unscheduled  Principal for Group II as of such  Distribution  Date and (ii) on and after the Distribution  Date in September 2010 or if the Current  Principal Amount of the Class II-A-1  Certificates is zero, the Class
II-A-2  Pro-rata  Share of Unscheduled  Principal for Group II as of such  Distribution  Date, or (B) with respect to any  Distribution
Date on which the aggregate stated principal  balance of the related  underlying  mortgage loans as of the beginning of the related due period is at least 50% of the original  aggregate stated principal balance of the related  underlying  mortgage loans as of the related underlying cut-off date and the Current Principal Amount of the Class II-A-1 Certificates is greater than zero, $0.

         The "Class II-A-2 Pro-rata Share" as of any Distribution  Date is a fraction,  the numerator of which is the Current Principal
Amount of the Class II-A-2  Certificates as of such  Distribution  Date and the denominator of which is the aggregate Current Principal
Amounts of the Class II-A-1 Certificates and the Class II-A-2 Certificates as of such Distribution Date.

         The  "Class  III-A-2  Principal  Distribution  Amount"  will  equal (A) with  respect  to any  Distribution  Date on which the aggregate  stated  principal  balance of the related  underlying  mortgage  loans as of the beginning of the related due period is less than 50% of the original  aggregate  stated principal  balance of the related  underlying  mortgage loans as of the related  underlying cut-off  date,  (i) prior to the  Distribution  Date in  September  2010 and if the  Current  Principal  Balance  of the Class  III-A-1
Certificates  is  greater  than  zero,  50% of the Class  III-A-2  Pro-rata  Share of  Unscheduled  Principal  for Group III as of such
Distribution  Date and (ii) on and after the  Distribution  Date in  September  2010 or if the  Current  Principal  Amount of the Class
III-A-1  Certificates is zero, the Class III-A-2 Pro-rata Share of Unscheduled  Principal for Group III as of such  Distribution  Date, or (B) with respect to any Distribution Date on which the aggregate stated principal balance of the related  underlying  mortgage loans as of the  beginning  of the related  due period is at least 50% of the  original  aggregate  stated  principal  balance of the related underlying  mortgage  loans  as of the  related  underlying  cut-off  date  and the  Current  Principal  Amount  of the  Class  III-A-1
Certificates is greater than zero, $0.

         The  "Class  III-A-2  Pro-rata  Share" as of any  Distribution  Date is a  fraction,  the  numerator  of which is the  Current
Principal Amount of the Class III-A-2  Certificates as of such  Distribution Date and the denominator of which is the aggregate Current
Principal Amounts of the Class III-A-1 Certificates and the Class III-A-2 Certificates as of such Distribution Date.

         The "Class IV-A-2 Principal  Distribution  Amount" will equal (A) with respect to any Distribution Date on which the aggregate stated  principal  balance of the related  underlying  mortgage  loans in sub-loan group I and sub-loan group II as of the beginning of the related due period is less than 50% of the original  aggregate stated principal  balance of the related  underlying  mortgage loans in sub-loan group I and sub-loan group II as of the related  underlying  cut-off date,  (i) prior to the  Distribution  Date in October
2010 and if the Current  Principal  Balance of the Class IV-A-1  Certificates  is greater than zero,  50% of the Class IV-A-2  Pro-rata
Share of Unscheduled  Principal for Group IV as of such  Distribution  Date and (ii) on and after the Distribution Date in October 2010 or if the Current Principal Amount of the Class IV-A-1  Certificates is zero, the Class IV-A-2 Pro-rata Share of Unscheduled  Principal for Group IV as of such  Distribution  Date,  or (B) with respect to any  Distribution  Date on which the  aggregate  stated  principal balance of the related  underlying  mortgage  loans in sub-loan  group I and sub-loan  group II as of the  beginning of the related due period is at least 50% of the original  aggregate stated principal balance of the related  underlying  mortgage loans in sub-loan group
I and sub-loan group II as of the related  underlying  cut-off date and the Current  Principal Amount of the Class IV-A-1  Certificates
is greater than zero, $0.

         The "Class IV-A-2 Pro-rata Share" as of any Distribution  Date is a fraction,  the numerator of which is the Current Principal
Amount of the Class IV-A-2  Certificates as of such  Distribution  Date and the denominator of which is the aggregate current principal amounts of the Class IV-A-1 Certificates and the Class IV-A-2 Certificates as of such Distribution Date.

         The  "Class  V-A-1  Interest  Carryover  Shortfall  Amount"  will  equal,  as of any  Distribution  Date,  the  sum of (a) any outstanding  unpaid  Class  V-A-1  Interest  Distribution  Amount  owed  to the  Class  V-A-1  Certificateholders  from  the  preceding
Distribution  Date and (b) interest on such  outstanding  unpaid interest amount at the related  pass-through  rate from such preceding
Distribution Date to but not including such current Distribution Date.

         The "Class V-A-1 Interest  Distribution  Amount" will equal, for any Distribution Date, the sum of (i) the Class V-A-1 Monthly
Interest Amount for such Distribution Date and (ii) the Class V-A-1 Interest Carryover Shortfall Amount for such Distribution Date.

         The "Class V-A-1 Monthly  Interest  Amount" will equal,  for any  Distribution  Date, the interest  accrued on the Class V-A-1
Certificates at the related pass-through rate for the applicable interest accrual period.

         The "Class V-A-1 Monthly  Principal  Amount" will equal, for any Distribution  Date, the sum of (a) the Class V-A-1 Percentage
of the amounts in respect of principal  received on the Group V Underlying  Certificates for such  Distribution  Date and (b) the Class
V-A-1  Percentage of Realized  Losses  allocated to the Group V Underlying  Certificates  (as defined in the BSABS 2007-AC3  Underlying
Offering Document) for such Distribution Date.

         The "Class V-A-1 Percentage" for each Distribution Date is 85.4689268%.

         The "Class V-A-1 Principal  Carryover  Shortfall Amount" will equal, as of any Distribution Date, any outstanding unpaid Class
V-A-1 Principal Distribution Amount from the immediately preceding Distribution Date.

         The "Class  V-A-1  Principal  Distribution  Amount"  will equal,  for any  Distribution  Date,  the sum of (i) the Class V-A-1
Monthly  Principal  Amount  for such  Distribution  Date and (ii)  the  Class  V-A-1  Principal  Carryover  Shortfall  Amount  for such
Distribution Date.

         The  "Class  V-A-2  Interest  Carryover  Shortfall  Amount"  will  equal,  as of any  Distribution  Date,  the  sum of (a) any outstanding  unpaid  Class  V-A-2  Interest  Distribution  Amount  owed  to the  Class  V-A-2  Certificateholders  from  the  preceding
Distribution  Date and (b) interest on such  outstanding  unpaid interest amount at the related  pass-through  rate from such preceding
Distribution Date to but not including such current Distribution Date.

         The "Class V-A-2 Interest  Distribution  Amount" will equal, for any Distribution Date, the sum of (i) the Class V-A-2 Monthly
Interest Amount for such Distribution Date and (ii) the Class V-A-2 Interest Carryover Shortfall Amount for such Distribution Date.

         The "Class V-A-2 Monthly  Interest  Amount" will equal,  for any  Distribution  Date, the interest  accrued on the Class V-A-2
Certificates at the related pass-through rate for the applicable interest accrual period.

         The "Class V-A-2 Monthly  Principal  Amount" will equal, for any Distribution  Date, the sum of (a) the Class V-A-2 Percentage
of the amounts in respect of principal  received on the Group V Underlying  Certificates for such  Distribution  Date and (b) the Class
V-A-2  Percentage  of  Realized  Losses (as  defined in the BSABS  2007-AC3  Underlying  Offering  Document)  allocated  to the Group V
Underlying Certificates for such Distribution Date.

         The "Class V-A-2 Percentage" for each Distribution Date is 14.5310732%.

         The "Class V-A-2 Principal  Carryover  Shortfall Amount" will equal, as of the close of business on any Distribution Date, any outstanding unpaid Class V-A-2 Principal Distribution Amount from the immediately preceding Distribution Date.

         The "Class  V-A-2  Principal  Distribution  Amount"  will equal,  for any  Distribution  Date,  the sum of (i) the Class V-A-2
Monthly  Principal  Amount  for such  Distribution  Date and (ii)  the  Class  V-A-2  Principal  Carryover  Shortfall  Amount  for such
Distribution Date.

         The  "Current  Principal  Amount"  with  respect  to any  offered  certificate  as of any  Distribution  Date will  equal that certificate's  initial  principal  amount on the Closing Date plus, with respect to the Group IV  Certificates  only, the amount of Net
Deferred Interest (as defined in the SAMI 2007-AR7  Underlying  Offering Document)  allocated to the Group IV Underlying  Certificates, as reduced by the sum of (i) all amounts  allocable to principal  previously  distributed on any Distribution  Date to such certificate and (ii) the principal portion of realized losses previously allocated to such certificate.

         "Group  V  Underlying  Interest"  will  equal,  for any  Distribution  Date,  interest  received  on the  Group  V  Underlying
Certificates,  including  any Basis Risk  Shortfall  Carry  Forward  Amounts  (as  defined in the BSABS  2007-AC3  Underlying  Offering
Document) but excluding any Additional Class A-1 Interest Amounts received thereon.

         The "Scheduled  Principal" with respect to the Group I, Group II, Group III or Group IV Certificates on any Distribution  Date
will equal the  scheduled  payments of  principal  on the related  underlying  mortgage  loans  distributed  to the related  Underlying
Certificates on the related Underlying Distribution Date.

         The  "Stepdown  Date" with  respect to the Group I, Group II,  Group III or Group IV  Certificates  is the  earlier of (i) the first  Distribution Date on which the aggregate stated principal balance of the related  underlying  mortgage loans is less than 50% of the original  aggregate stated principal balance of such underlying  mortgage loans as of the related underlying cut-off date, and (ii)
(a) with respect to the Group I, Group II and Group III  Certificates,  the Distribution  Date occurring in September 2010 and (b) with respect to the Group IV Certificates, the Distribution Date occurring in October 2010.

         A "Trigger  Event"  shall be in effect (i) with respect to the Group I, Group II and Group III  Certificates  on and after the first Underlying  Distribution  Date on which Realized Losses (as defined in the related  underlying  pooling and servicing  agreement)
are  allocated  to the Class B-4  Certificates  issued by the BSAAT  2007-1  Underlying  Trust,  or (ii) with  respect  to the Group IV
Certificates  on or after the first  Underlying  Distribution  Date on which  Realized  Losses (as  defined in the  related  underlying pooling and servicing agreement) are allocated to the Class B-4 Certificates issued by the SAMI 2007-AR7 Underlying Trust.

         The  "Unscheduled  Principal" with respect to the Group I, Group II, Group III or Group IV  Certificates  on any  Distribution
Date will equal the principal  prepayments  and other  unscheduled  recoveries of principal on the related  underlying  mortgage  loans distributed to the related Underlying Certificates on the related Underlying Distribution Date.

Calculation of Interest

         Interest will accrue during the preceding  interest  accrual period at its then  applicable  pass-through  rate on the Current
Principal Amount of the offered  certificates  immediately  preceding the related  Distribution Date. Accrued interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         The  "interest  accrual  period" for each  Distribution  Date will be the  calendar  month  preceding  the month in which each
Distribution Date occurs. The initial interest accrual period will be deemed to have commenced on the cut-off date.

         No interest will be payable with respect to any offered  certificates  after the  Distribution  Date on which the  outstanding
Current Principal Amount of such offered certificates has been reduced to zero.

Allocation of Realized Losses

         Realized losses represent the excess of the stated principal balance of a defaulted mortgage loan underlying the Underlying
Certificates over the net liquidation proceeds that are allocated to such Underlying Certificates.  On any Distribution Date, following distributions to be made on that Distribution Date, any realized losses allocated (i) to the Group I Underlying
Certificates will be allocated first to the Class I-A-2 Certificates until the Current Principal Amount thereof has been reduced to zero and then to the Class I-A-1 Certificates until the Current Principal Amount thereof has been reduced to zero, (ii) to the Group
II Underlying Certificates will be allocated first to the Class II-A-2 Certificates until the Current Principal Amount thereof has been reduced to zero and then to the Class II-A-1 Certificates until the Current Principal Amount thereof has been reduced to zero,
(iii) to the Group III Underlying Certificates will be allocated first to the Class III-A-2 Certificates until the Current Principal
Amount thereof has been reduced to zero and then to the Class III-A-1 Certificates until the Current Principal Amount thereof has been reduced to zero, (iv) to the Group IV Underlying Certificates will be allocated first to the Class IV-A-2 Certificates until the
Current Principal Amount thereof has been reduced to zero and then to the Class IV-A-1 Certificates until the Current Principal
Amount thereof has been reduced to zero, and (v) to the Group VI Underlying Certificates will be allocated first to the Class VI-A-2
Certificates until the Current Principal Amount thereof has been reduced to zero and then to the Class VI-A-1 Certificates until the
Current Principal Amount thereof has been reduced to zero.